PROSPECTUS SUPPLEMENT (to Prospectus Supplement dated March 25, 2004 to Prospectus dated March 12, 2004)

                           $776,775,000 (APPROXIMATE)

                  FIRST FRANKLIN MORTGAGE LOAN TRUST 2004-FFH1
                   ASSET-BACKED CERTIFICATES, SERIES 2004-FFH1

                        FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR

                           HOMEQ SERVICING CORPORATION
                                    SERVICER

                  The second full paragraph appearing on page S-79 is replaced with the following:

                  WestLB AG has a long-term debt rating of "AA" from S&P and a long-term debt rating of "AAA" from Fitch. On March 24, 2004, Moody's lowered the long-term debt rating of WestLB AG to "Aa2" from "Aa1".


RBS GREENWICH CAPITAL                              MORGAN KEEGAN & COMPANY, INC.

                                 March 26, 2004